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                                                                    EXHIBIT 10.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                    FIRST AMENDMENT TO CO-PROMOTION AGREEMENT

     This First Amendment to Co-Promotion Agreement (hereinafter "Amendment") is made and effective this 19 day of January, 2000, by and between Sepracor Inc., having its principal offices at 111 Locke Drive, Marlborough, Massachusetts 01752 ("Sepracor"), and Abbott Laboratories Inc., through its Ross Products Division, having its principal offices at 625 Cleveland Avenue, Columbus, Ohio 43215 ("Abbott").

     WHEREAS, Sepracor and Abbott executed a Co-Promotion Agreement effective as of November 18, 1999 (hereinafter referred to as "Agreement').

     NOW, THEREFORE, Sepracor and Abbott hereby agree to amend the Agreement as follows:

 1. All terms in this Amendment, unless otherwise defined herein, shall have the same meaning as set forth in the Agreement.

 2.  Section 9.1 of the Agreement is deleted in its entirety, and a new
     Section 9.1 is added in lieu thereof which reads in its entirety as follows:

     9.1 PRODUCT RIGHTS EX-U.S. In the event Sepracor desires to have an entity other than Sepracor, or a Sepracor Affiliate market, sell, distribute, or promote the Product to the Pediatric Market in any country outside the Territory except Italy, Vatican City and San Marino, Sepracor shall give Abbott first notice of the opportunity to have Abbott market, sell, distribute, promote, co-promote or co-market the Product to the Pediatric Market in such country through a right of first negotiation for not more than thirty (30) calendar days after Sepracor's notice to Abbott hereunder. If during the Term of this Agreement, the rights relating to sale and distribution of Product in Italy, Vatican City and San Marino granted to a Third Party under an existing agreement, revert to Sepracor, such countries shall automatically be subject to the terms of the preceding sentence, beginning at the time such rights revert to Sepracor.

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 3.  Section 9.2 of the Agreement is deleted in its entirety, and a new Section
     9.2 is added in lieu thereof which reads in its entirety as follows:

     9.2 PRODUCT RIGHTS TO GERIATRIC MARKET. In the event Sepracor desires to have an entity other than Sepracor or a Sepracor Affiliate market, sell, distribute, or promote the Product specifically for use by the Geriatric Market in the Territory (and, if Abbott and Sepracor enter into any agreement with respect to the Geriatric Market in the Territory, in any country outside the Territory except, Italy, Vatican City and San Marino), Sepracor shall give Abbott first notice of the opportunity to have Abbott market, sell, distribute, promote, co-promote or co-market the Product for use by Geriatric Market in the Territory (and, if Abbott and Sepracor enter into any agreement with respect to the Geriatric Market in the Territory, in any country outside the Territory except Italy, Vatican City and San Marino) through a right of first negotiation for not more than thirty (30) calendar days after Sepracor's notice to Abbott hereunder. If during the Term of this Agreement, the rights relating to sale and distribution of Product in Italy, Vatican City and San Marino granted to a Third Party under an existing agreement, revert to Sepracor, such countries shall automatically be subject to the terms of the preceding sentence, beginning at the time such rights revert to Sepracor.

 4.  Schedule 10.4.6 of the Agreement is deleted in its entirety, and a new
     Schedule 10.4.6, which reads in its entirety as set forth in Attachment A hereto, is added in lieu thereof.

 5. Except as expressly amended hereby, the Agreement shall be and remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this two (2) page Amendment, with Attachment A, to be executed in duplicate by their duly authorized representatives and entered into and effective as of the day and year first set forth above.

SEPRACOR INC.                               ABBOTT LABORATORIES INC.


By:/s/ William James O'Shea                 By:/s/ Joy Amundson
   ------------------------                    -------------------------
   William James O'Shea                        Joy Amundson
   President and Chief Operating Officer       President, Ross Products Division

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                                  ATTACHMENT A

                             AMENDED SCHEDULE 10.4.6

                       OTHER AGREEMENTS REGARDING PRODUCT

1. Sales Force Services Agreement between Innovex Inc. and Sepracor Inc., effective August 1, 1999.

2. Development, Supply and License Agreement between Valeas SpA, and Sepracor Inc., effective June 1, 1998.

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                   SECOND AMENDMENT TO CO-PROMOTION AGREEMENT

     This Second Amendment to Co-Promotion Agreement (hereinafter "Amendment") is made and effective as of January 1, 2001, by and between Sepracor Inc., having its principal offices at 111 Locke Drive, Marlborough, Massachusetts 01752 ("Sepracor"), and Abbott Laboratories Inc., through its Ross Products Division, having its principal offices at 625 Cleveland Avenue, Columbus, Ohio 43215 ("Abbott").

     WHEREAS, Sepracor and Abbott executed a Co-Promotion Agreement effective as of November 18, 1999 (hereinafter referred to as "Agreement");

     WHEREAS, prior to January 1, 2001, total sales of Product have been such that payment of Commission to Abbott has not required reference to the definitions of Pediatric Market (Section 1.31) or Pediatric Sales (Section 1.32) in the Agreement; and

     WHEREAS, the parties expect that sales of Product will reach the level where reference to such definitions will be required in order for the Commission payments to be properly calculated; and

     WHEREAS, the parties have agreed to lists of physicians that shall constitute a basis for Commission payments to Abbott, such lists not directly corresponding to those called for in the Agreement as originally written;

     NOW, THEREFORE, Sepracor and Abbott hereby agree to amend the Agreement as follows:

     1. All terms in this Amendment, unless otherwise defined herein, shall have the same meaning as set forth in the Agreement.

     2.   Section 1.31 of the Agreement is deleted in its entirety, and a new
          Section 1.31 is added in lieu thereof which reads in its entirety as follows:

          1.31 "PEDIATRIC MARKET" means pediatricians identified by Medical Education number (a list of such pediatricians, a "Pediatrician List", to be agreed to by the Marketing Committee and amended from time to time, as appropriate), primary care physicians with high birth practices identified by Medical Education number (a list of such physicians, a "PCP List", to be agreed to by the Marketing Committee and amended from time to time, as appropriate), primary care physicians with high birth practices identified by Medical Education number and called upon by both Abbott and Sepracor (a list of such physicians, a "Common PCP List", to be agreed to by the Marketing Committee and amended from time to time, as appropriate), and Abbott Targeted Hospitals, and clinics, mail-order and staff model health maintenance organizations for the purpose of pediatric care; PROVIDED, HOWEVER, that all pediatric allergists and pediatric pulmonologists are excluded from the Pediatric Market; FURTHER, PROVIDED, HOWEVER, that Abbott

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          shall have a right of first refusal to add pediatric allergists, pediatric pulmonologists, or both, to the Pediatric Market in the event that during the Term, Sepracor decides that it would like sales personnel other than Sepracor Representatives to promote Product to pediatric allergists, pediatric pulmonologists, or both, as appropriate, and in such case, expansion of the Pediatric Market to include one or both of pediatric allergists and pediatric pulmonologists shall be discussed by the Marketing Committee.

     3.   Section 1.32 of the Agreement is deleted in its entirety, and a new
          Section 1.32 is added in lieu thereof which reads in its entirety as follows:

          1.32 "PEDIATRIC SALES" means sales of Product by Sepracor and its Affiliates, as calculated by adding (a) the product determined by multiplying the Average Net Selling Price/Dose Vial or Average Net Selling Price/Dose Bottle during an applicable period by the sum of:

          the number of unit dose vials or multidose bottles of Product, as appropriate, sold during such period through pediatricians identified on the Pediatrician List,

          the number of unit dose vials or multidose bottles of Product, as appropriate, sold during such period through those primary care physicians with high birth practices identified on the PCP List, and one half of the number of unit dose vials or multidose bottles of Product, as appropriate, sold during such period through primary care physicians with high birth practices identified on Common PCP List, that are dispensed by retail drug stores (independent, chains, food and mass merchandise stores), clinics, and mail-order and staff model health maintenance organizations {[determined by multiplying the number of prescriptions generated by such identified primary care physicians and so dispensed (using Xponent data) by the average number of unit dose vials per pediatric script [which is equal to the unit dose ratio (the numerator of which is the total milliliter volume of the Product dispensed in unit dose vials to fill pediatric prescriptions, and the denominator of which is dose size in milliliters) divided by the number of unit dose vial prescriptions written by pediatricians] or by the average number of multidose bottles per pediatric script [which is equal to the multidose ratio (the numerator of which is the total milliliter volume of the Product dispensed in multidose bottles to fill pediatric prescriptions, and the denominator of which is the bottle volume in milliliters) divided by the number of multidose bottle prescriptions written by pediatricians], as appropriate, (using the National Prescription Audit)}, and (b) pediatric purchases of Product by hospitals, which shall be calculated by multiplying the number of unit dose vials or multidose bottles of Product, as appropriate, sold to Abbott Targeted Hospitals during an applicable period as reported by Drug Distribution Data by the Average Net Selling Price/Dose Vial or Average Net Selling Price/Dose Bottle, as appropriate, during such period and by the fraction equal to the number of unit dose vials or multidose bottles, as appropriate,

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          prescribed by pediatricians in the retail segment (as reported by the
          National Prescription Audit) divided by the number of all unit dose vials or multidose bottles, as appropriate, prescribed in the retail segment (as reported by the National Prescription Audit) during such period. For example purposes only, a mock sample calculation of Pediatric Sales is set forth in Schedule 1.32 hereto.

     4. The Pediatrician List, the PCP List, and the Common PCP List are set forth in the file identified as "fff_49523_ross05_29_01.xls, transmitted to Abbott by Sean Daugherty on May 29, 2001, which is incorporated herein by reference.

     5. The lists referred to in the letter of November 18, 1999 from Mr. William J. O'Shea to Ms. Joy Amundson shall be disregarded.

     6. Except as expressly amended hereby, the Agreement shall be and remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this three (3) page Amendment, incorporating by reference the file referenced in paragraph 4 above, to be executed in duplicate by their duly authorized representatives and entered into and effective as of the day and year first set forth above.

SEPRACOR INC.                               ABBOTT LABORATORIES INC.


By:/s/William James O'Shea                  By:/s/Joy Amundson
   --------------------------------------      ---------------------------------
   William James O'Shea                        Joy Amundson
   President and Chief Operating Officer       President, Ross Products Division

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                    THIRD AMENDMENT TO CO-PROMOTION AGREEMENT

THIS THIRD AMENDMENT to Co-Promotion Agreement (hereinafter "Third Amendment") is made and effective as of March 19, 2004, by and between Sepracor Inc., having its principal offices at 84 Waterford Drive, Marlborough, MA 01752 ("Sepracor") and Abbott Laboratories, Inc., through its Ross Products Division, having its principal offices at 625 Cleveland Avenue, Columbus, OH 43215 ("Abbott").

WHEREAS, Sepracor and Abbott executed a Co-Promotion Agreement effective as of November 18, 1999, as subsequently amended by that certain January 19, 2000 First Amendment to Co-Promotion Agreement ("First Amendment") and that certain January 1, 2001 Second Amendment to Co-Promotion Agreement ("Second Amendment") (said Co-Promotion Agreement, First Amendment and Second Amendment shall hereinafter be collectively referred to as the "Agreement");

WHEREAS, the parties desire to terminate the Agreement effective December 31, 2004 and adjust the subsequent residual payments

NOW, THEREFORE, Sepracor and Abbott hereby agree to further amend the Agreement as follows:

     1. All terms in this Third Amendment, unless otherwise defined herein, shall have the same meaning as set forth in the Agreement.

     2. By execution of this Third Amendment Sepracor hereby withdraws, waives and releases Abbott from all claims set forth in the October 9, 2003 correspondence from Mark J. Wanda of Sepracor to the attention of Mr. Gary Flynn of Abbott (the "Notice of Dispute"). In addition, by execution of this Third Amendment each Party hereby withdraws, waives and releases the other from all claims that could have been brought by either Party and related to the other Party's co-promotion efforts under the Agreement through the effective date of this Third Amendment, whether known or unknown.

     3. Section 3.1.1.1, PROMOTION TO PEDIATRICIANS, is hereby amended by deleting the reference to "Product and one other pharmaceutical product will be part of such calling pattern and will be detailed before any other products" in lines 7-9 of the section.

     4. Section 3.4 of the Agreement, ABBOTT REPRESENTATIVES' INCENTIVE COMPENSATION, is hereby amended by adding the following language to the end of the section:

               The other provisions in this Section notwithstanding, for the last two (2) trimesters of the 2004 Sales Year (May 1, 2004 through December 31, 2004), Abbott shall set the incentive weighting bonus for the Product for all Abbott Representatives at [**] percent ([**]%). Abbott shall take commercially reasonable steps to communicate this incentive weighting

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               bonus percentage for the Product to the Abbott Representatives prior to the start of the second trimester of the 2004 Sales
               Year.

     5. Section 12.1, INITIAL TERM, is hereby deleted from the Agreement in its entirety and replaced with the following:

               12.1 TERM. This Agreement shall commence as of the Effective Date and shall remain in full force and effect through December 31, 2004 (the "Term").

     6. Section 13.5, RESIDUAL PAYMENTS, is hereby deleted in its entirety and replaced with the following:

               13.5 RESIDUAL PAYMENTS. The Parties acknowledge and agree that in the Territory, through the Abbott Promotion Efforts, Abbott has enhanced the value of and goodwill associated with the Product, Trademarks and other property of Sepracor. Therefore, upon execution of this Third Amendment, Sepracor agrees to pay Abbott as follows:

                    13.5.1 Thirty Million and 00/100 U.S. Dollars or
                           $30,000,000.00 on or before December 31, 2005. The
                           Parties agree that one-half of this payment or $15 million, shall not be subject to any contingencies whatsoever. The Parties agree that with respect to the other half of this payment or $15 million, $3.75 million shall be earned and shall accrue each quarter of calendar year 2005 in which Sepracor achieves Pediatric Sales for the Product of at least $[**]; and

                    13.5.2 Three Million and 00/100 US Dollars or $3,000,000.00
                           on or before December 31, 2006. The Parties agree that one-half of this payment or $1.5 million, shall not be subject to any contingencies whatsoever. The Parties agree that with respect to the other half of this payment or $1.5 million, $375,000 shall be earned and shall accrue in each quarter of calendar year 2006 in which Sepracor achieves Pediatric Sales for the Product of at least $[**].

                    13.5.3 The contingencies established in Section 13.5.1 and
                           13.5.2 above shall not apply and Sepracor shall be responsible for payment in full of the contingent payments described above if the failure to satisfy the contingencies results from any action or failure to act on the part within the control of Sepracor.

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     7.   This Third Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute the Third Amendment.

     8. Except as expressly amended by this Third Amendment, the Agreement shall be and remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this three (3) page Third Amendment to be executed in duplicate by their duly authorized representatives and entered into and effective as of the day and year first set forth above.

Sepracor Inc.                              Abbott Laboratories Inc.


By:   /s/William James O'Shea              By: /s/Gary McCullough
   -------------------------------------      ----------------------------------
   William James O'Shea                        Gary McCullough
   President and Chief Operating Officer       President, Ross Products Division

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